                                                                   EXHIBIT 10.22
                                                                   -------------

                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is made effective as of the 25th day of June 1999 (the "Effective Date") and is entered into by and between Ortel Corporation (the "Company") and Wim H. J. Selders ("Executive").

     WHEREAS, as a result of his announcement in early 1999, Executive is retiring from his employment with the Company and from his position as a director of the Company;

     WHEREAS, as a result of such announcement, a new chief executive officer of the Company has been identified and hired and has commenced employment with the Company;

     WHEREAS, Executive and the Company desire to specify the terms of Executive's retirement.
     For and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the Company and Executive agree as follows:

     1.  TERMINATION OF EMPLOYMENT AND DIRECTORSHIP STATUS.  On July 16, 1999
         -------------------------------------------------
(representing a three (3) week transition period after the Effective Date), Executive's employment with the Company and all Company affiliates shall terminate, and Executive shall retire as a member in good standing of the Board of Directors of the Company. Effective as of July 16, 1999, Executive's Employment Agreement with the Company dated as of September 14, 1990 and that certain letter dated February 5, 1999 from Amnon Yariv on behalf of the Company to Executive shall terminate and be of no further force or effect.

     2.  PAYMENTS TO AND BENEFITS FOR EXECUTIVE.  The Company agrees to provide
         --------------------------------------
Executive with the following payments and benefits:

          a.  Severance Payment.  On or before August 25, 1999, the Company
              ------------------
     shall pay Executive severance in the amount of $530,025 (less applicable withholding), representing Executive's annual salary as of the Effective Date of $265,012 per year for two years following the Effective Date.

          b.  Automobile Allowance.  On or before August 25, 1999, the Company
              --------------------
     shall pay Executive the amount of $28,800 (less applicable withholding), representing a car allowance of $1200 per month for two years following the Effective Date.

          c.  Accrued Vacation.  On or before August 25, 1999, the Company shall
              ----------------
     pay Executive for 12 weeks of accrued vacation time (less applicable withholding).

          d.  401(k) Plan Matching Contributions. On or before August 25, 1999,
              ----------------------------------
     the Company will pay Executive $8,000 representing Company matching contributions for Executive for the two years following the Effective Date under the Company's 401(k) Plan, as if Executive had participated in the 401(k) Plan during such two years at the maximum level of participation permitted for Executive under such plan. The Company shall pay Executive additional amounts equal to (i) Executive's actual federal and state tax liability arising out of payment to Executive of such matching contributions and (ii) Executive's federal and state tax liability on such tax payment (and additional tax payments).

          e.  Insurance.  For two years following the Effective Date, the
              ---------
     Company shall provide Executive (and his eligible family members participating in such plans as of the Effective Date) with continued health, dental and vision insurance, on substantially the same terms (including scope of coverage and reimbursement) as provided on the Effective Date. The Company shall convert the disability insurance and life insurance policies benefiting Executive as of the Effective Date into individual policies, and the Company shall pay the premiums on such policies for two years following the Effective Date.

          f.  Acceleration and Extension of Certain Options.  All options
              ---------------------------------------------
     granted to Executive after

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                                                                   EXHIBIT 10.22
                                                                   -------------

November 1994 and specified on Exhibit A attached hereto shall be and become fully vested as of the Effective Date and shall be exercisable for their respective entire terms. This Agreement shall be deemed to automatically amend all contrary provisions of any stock option agreements relating to the options set forth on Exhibit A.

          g.  Option Exercise Loan and Reimbursement of Taxes.  On or before
              -----------------------------------------------
August 25, 1999, the Company shall provide Executive with a full-recourse, interest-free loan for Executive to use to exercise the incentive stock options and non-qualified options specified on Exhibit B attached hereto. Such loan shall have a maturity date of five years after the date of the loan, shall be secured by all of the shares of Company Common Stock issued to Executive upon his exercise of the options specified on Exhibit B, and shall be evidenced by a promissory note and pledge agreement substantially in form and substance attached hereto as Exhibits C and D, respectively. The Company shall pay Executive additional amounts equal to (i) Executive's actual federal and state tax liability arising out of Executive's exercise of the options set forth on Exhibit B (including, without limitation, any alternative minimum tax) and in connection with any imputed income arising as a result of such loan being interest-free, and (ii) Executive's actual federal and state tax liability on such tax payment (and additional tax payments).

          h.  Cancellation of Indebtedness.  On or before August 25, 1999, the
              ----------------------------
Company shall return to Executive, marked "Canceled", the original Promissory Note of Executive dated December 4, 1992, in the original (and currently outstanding) principal amount of $150,000. The 31,756 shares of Company Stock held as collateral for this note shall be returned to Executive. The Company shall pay Executive additional amounts equal to (i) Executive's actual federal and state tax liability arising out of any income Executive may recognize as a result of the forgiveness of the loan evidenced by the December 4, 1992 promissory note and (ii) Executive's actual federal and state tax liability on such tax payment (and additional tax payments).

          i.  Sale of Automobile.  Upon the request of Executive on or before
              ------------------
August 25, 1999, the Company shall sell to Executive the Cadillac STS used by Executive as of the Effective Date, and the price for such car shall be the Kelly Blue Book wholesale value thereof. If Executive does not so request, Executive shall return such automobile to the Company on or before August 25, 1999.

          j. The foregoing provisions of this Section 2 represent the Company's sole obligations to Executive following termination of employment and directorship of Executive with the Company.

     3.  MUTUAL GENERAL RELEASE.
         ----------------------

         a. General Release by Executive. For valuable consideration, the
            ----------------------------
receipt and adequacy of which are hereby acknowledged, Executive, acting on behalf of himself and all Executive Releasees, does hereby release and forever discharge the "Company Releasees" herein, consisting of the Company and each of its respective subsidiaries, affiliates, successors, agents, directors, officers, representatives, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which they now have or may hereafter have against the Company Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Executive's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Federal Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act. This Release shall not apply to (i) Executive's rights to indemnification under
Section 2802 of the California Labor Code, Section 317 of the California Corporations Code and the Company's Bylaws, or (ii) Executive's rights under this Agreement, or (iii) Executive's rights as a stockholder of the Company.

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

                                                                   EXHIBIT 10.22
                                                                   -------------

         b.  General Release by the Company.  For valuable consideration, the
             ------------------------------
receipt and adequacy of which are hereby acknowledged, the Company, acting on behalf of itself and all Company Releasees, does hereby release and forever discharge the "Executive Releasees" herein, consisting of Executive and his estate and heirs and lawyers, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which they now have or may hereafter have against the Executive Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Executive's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance. This Release shall not apply to the Company's rights under this Agreement.

         c.     RELEASE OF UNKNOWN CLAIMS. EXECUTIVE AND THE COMPANY
                -------------------------
(COLLECTIVELY THE "PARTIES") ACKNOWLEDGE THAT HE AND IT ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     EXECUTIVE AND THE COMPANY BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS EITHER OF THE PARTIES MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

         d.     Release of Age Discrimination Claims and Rights under the Older
                ---------------------------------------------------------------
Workers' Benefit Protection Act. Executive agrees and expressly acknowledges
-------------------------------
that this Agreement includes a waiver and release of all claims which Executive or any Executive Releasee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. (S) 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

     (i) That this paragraph and this Agreement are written in a manner calculated to be understood by Executive.

     (ii) The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Executive signs this Agreement.
     (iii) This Agreement provides for consideration in addition to anything of value to which Executive is already entitled.
     (iv) Executive is advised to consult an attorney before signing this Agreement.
     (v) Executive is granted twenty-one (21) days after Executive is presented with this Agreement to decide whether or not to sign this Agreement. If Executive executes this Agreement prior to the expiration of such period, Executive does so voluntarily and after having had the opportunity to consult with an attorney.
     (vi) Executive will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Agreement. In the event this waiver and release of claims is revoked, this Agreement shall be null and void in its entirety.

         e.     Manner of Revocation.  In the event that Executive elects to
                --------------------
revoke this Mutual General Release, he shall deliver within the time period prescribed above to the Chairman of the Company's Board of Directors, a writing stating that he is revoking this Mutual General Release and subscribed by the Executive.

         f.     Consequences of Revocation.  In the event that Executive should
                --------------------------
elect to revoke this Mutual General Release as described in the paragraph above, this Agreement shall be null and void in its entirety.

                                                                   EXHIBIT 10.22
                                                                   -------------

         g.     No Claims.  Each of the Parties represent and warrant to the
                ---------
Company Releasees and the Executive Releasees (collectively, the "Releasees") that there has been no assignment or other transfer of any interest in any Claim which such Party may have against the Releasees, or any of them. The Company agrees to indemnify and hold the Executive Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or other transfer of any interest in any Claims under any such assignment or transfer from the Company or any Company Releasee. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting such assignment or other transfer of any interest in any Claims under any such assignment or transfer from Executive or any Executive Releasee.

         h.     Indemnification.  Each of the Parties agrees that if he or it
                ---------------
hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then the Party asserting such Claim(s) will pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

         i.     No Admission of Liability.  The Parties understand and agree
                -------------------------
that neither the payment of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

     4.  CONFIDENTIAL INFORMATION AND TRADE SECRETS.  Executive acknowledges
         ------------------------------------------
that he has had access to and actual knowledge of confidential information and trade secrets, which were entrusted to him in his fiduciary capacity as an employee, officer and director of the Company, and that for a period of two years following the Effective Date he has a duty not to disclose or use, for his or any other person's benefit, such information, except for information that is or becomes part of the public domain or is disclosed to Executive by a third party under no obligation of confidentiality to the Company. Executive agrees that such information includes, without limitation, the identity of the Company's actual and targeted customers, suppliers, business partners, and contacts; the business plans and finances of the Company; technical processes and information developed by the Company; and business processes developed by the Company.

     5.  NO DISPARAGEMENT.  Executive agrees that he will not make any
         ----------------
disparaging, negative or other statements regarding the Company, its affiliates or any of the Company's or its affiliates' officers, directors or Executives which could reasonably be believed in any way to have an adverse effect on the business or affairs of the Company or its affiliates or otherwise be injurious to or not be in the best interests of the Company, its affiliates or any such other persons. Executive also agrees not to aid in, assist in, or encourage the pursuit of, litigation against the Company by any other person or entity relating to any events, circumstances, acts or omissions occurring while Executive was an officer of the Company. The Company agrees that will not make any disparaging, negative or other unfavorable statements regarding Executive.


     6.  ADVICE OF COUNSEL.  Executive represents and warrants that he has read
         -----------------
this Agreement, that he has had adequate time to consider it, that he had been advised by the Company to consult with an attorney and has consulted with an attorney prior to executing this Agreement, that he understands the meaning and application of this Agreement and that he has signed this Agreement knowingly, voluntarily and of his own free will with the intent of being bound by it.


     7.  SEVERABILITY; MODIFICATION OF AGREEMENT.  If any provision of this
         ---------------------------------------
Agreement shall be found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

                                                                   EXHIBIT 10.22
                                                                   -------------

     8.  ARBITRATION.  Except for claims for emergency equitable or injunctive
         ------------
relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement (including exhibits) and/or any dispute arising out of or relating to Executive's employment with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS/Endispute. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current JAMS/Endispute rules governing employment disputes, and shall take place in Los Angeles, California. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The Parties shall share equally the arbitrator's fee and all costs of services provided by the arbitrator and arbitration organization; however, all costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys' fees and witness expenses, shall be paid as the arbitrator or court awards in accordance with applicable law. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement.

     9.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by Executive without the prior written consent of the Company, except that all or a part of the options referenced on Exhibit A may be transferred pursuant to a qualified domestic relations order.

     10.  ENTIRE AGREEMENT.  Executive and the Company each represent and
          ----------------
warrant that no promise or inducement has been offered or made except as set forth herein and that the consideration stated herein is the sole consideration for this Agreement, provided, however, that any agreements relating to any outstanding options of Executive are not superseded or discharged by this Agreement, except to the extent expressly modified by this Agreement. The parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of California.


Wim H. J. Selders                         Ortel Corporation



/s/ Wim H. J. Selders                     By:   /s/ Anthony J. Iorillo
--------------------------                   -----------------------------